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                                                                     EXHIBIT 4.3








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                                THE BUCKLE, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT



NAME: ____________________          DATE OF GRANT: January 30, 1995

ADDRESS: _____________________      OPTION PRICE: $________ Per Share

SOC. SEC. NO.: ___________          NUMBER OF SHARES: _______________

                 The Buckle, Inc., a Nebraska corporation (the "Company"), has adopted, subject to approval by the Company's stockholders, its 1995 Executive Stock Option Plan (the "Plan") for the purposes of providing an incentive to selected employees of the Company and its affiliates to remain in its employ and to increase their interest in the success of the Company by providing them with opportunities to increase their proprietary interest in the Company and to receive compensation based upon the Company's success. Pursuant to the Plan, the Compensation Committee of the Company's Board of Directors (the "Committee") has determined that it is in furtherance of the objectives of the Company to grant to the individual whose name is indicated above (the "Participant") a non-qualified option under the Plan to purchase shares of common stock of the Company (the "Common Stock").

                 This Stock Option Agreement sets forth the terms and conditions of the option hereby granted to the Participant under the Plan.

                 1.       Incorporation of Plan Terms.

                 This Agreement and the option granted hereby shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which is attached hereto.

                 2.       Grant of Option.

                 Subject to Section 5 hereof and the other conditions contained herein and in the Plan, the Company grants to the Participant, as of the date of grant indicated above (the "Date of Grant"), an option (the "Option") to purchase the number of shares of Common Stock specified above, at an exercise price (the "Option Price") specified above. The shares of Common Stock issuable upon exercise of the Option are from time to time referred to herein as the "Option Shares." The grant of an Option shall impose no obligation on the part of the Participant to exercise the Option.





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The Option shall vest and be exercisable as hereinafter provided.

                 3.       Terms and Conditions of the Option.

                 The Option is granted subject to the following terms and conditions:

                 (a) Vesting; Exercisability. The Option shall vest and become exercisable (unless forfeited in accordance with the terms of this Agreement) based upon the increase in the Company's pre-tax and pre-bonus net income for the fiscal year ended January 27, 1996 over the Company's pre-tax and pre-bonus net income for the fiscal year ended January 28, 1995. As soon as possible after February 3, 1996, the Committee shall certify whether the performance goal has been achieved. For purposes of reference, the Company's pre-tax and pre-bonus net income for the fiscal year ended January 28, 1995 was $_______. In the event that the increase in the Company's pre-tax and pre-bonus net income is 30% or more, then the Option shall be 100% vested; in the event that the increase is less then 30%, then the Option shall lapse and shall not be exercisable; provided, however, that the Option shall not be vested, or become exercisable, in whole or in part, prior to the approval of the Plan by the stockholders of the Company in accordance with applicable law or prior to certification by the Committee that the performance goal has been achieved.

                 (b) Term of the Option. The Option shall terminate and no longer be exercisable on the earlier of (i) the tenth anniversary of the Date of Grant and (ii) the date specified for termination of the Option in Sections 4(a), 4(b) and 4(c) below.

                 (c) Notice of Exercise. Subject to Sections 3(d), 3(f) and 4 hereof, the Participant may exercise all or any portion of the Option (to the extent vested) by giving written notice of exercise to the Company, provided, however, that no less than 100 Option Shares may be purchased upon any exercise of the Option unless the number of Option Shares purchased at such time is the total number of Option Shares in respect of which the Option is then exercisable, and provided, further, that in no event shall the Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company receives such written notice or (ii) the date on which the conditions provided in Sections 3(d) and 3(f) are satisfied.

                 (d) Payment. Prior to the issuance of a certificate pursuant to Section 3(g) hereof evidencing the Option Shares in respect of which all or a portion of the Option shall have been exercised, the Participant shall have paid to the Company the Option Price for all Option Shares purchased pursuant to





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         the exercise of such Option.  Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as "cash") payable to the order of the Company in U.S. dollars or in shares of Common Stock already owned by the Participant valued at their Fair Market Value as of the date of exercise, or in any combination of cash or such shares as the Committee in its sole discretion may approve. Fair Market Value as used in this Agreement shall mean the average of the highest and lowest quoted selling price of a share of Common Stock of the Company as reported on the composite tape for securities listed on the New York Stock Exchange or in the event that the Common Stock is not listed for trading on such exchange, but is quoted on an automated quotation system, on such automated quotation system, in any case on the date of exercise (or, if there were no sales on such date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated quotation system for the most recent day during which a sale occurred). If the Common Stock of the Company is not listed on the New York Stock Exchange and is not quoted on an automated quotation system, then Fair Market Value shall be determined by the Committee in good faith. Payment of the exercise price in shares of Common Stock shall be made by delivering to the Company the share certificate(s) representing the required number of shares, with the Participant signing his or her name on the back, or by attaching executed stock powers (the signature of the Participant must be guaranteed in either case).

                 (e) Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of the Option until a certificate evidencing such shares shall have been issued to the Participant pursuant to
         Section 3(g) herein, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

                 (f) Limitation on Exercise. The Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the "1933 Act") and qualified under applicable state "blue sky" laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state "blue sky" laws is available.

                 (g) Issuance of Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Option Price for the number of shares with respect to which





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         the Option is exercised, the Company shall deliver to the Participant
         (or following the Participant's death, such other person entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Participant (or such other person), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Such shares shall be fully paid and nonassessable and shall be issued in the name of the Participant (or such other person).

                 (h) Non-qualified Status of the Option. The Option granted hereby is not intended to qualify, and shall not be treated, as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

                 4.       Termination of Employment.

                 (a) Forfeiture of Unvested Portion of Options upon Termination of Employment. If the Participant's employment with the Company terminates for any reason other than death or Permanent Disability (as defined herein) on or prior to January 27, 1996, the date as of which satisfaction of any vesting requirement under Section 3(a) hereof will be determined, the unvested Option shall be forfeited to the Company, and the Participant shall have no further right or interest therein.

                 (b) Exercise Following Termination of Employment. If the Participant's employment with the Company terminates for any reason other than death or Permanent Disability after the Option has vested in accordance with Section 3(a) hereof with respect to all or a portion of the shares of Common Stock subject to the Option, the Participant shall have the right, subject to the terms and conditions hereof to exercise the Option to the extent it has vested as of the date of such termination of employment, at any time within 30 days after the date of such termination, subject to the earlier expiration of the Option as provided in Section 3(b).

                 (c) Exercise Following Termination of Employment Due to Death, Permanent Disability or Retirement.

                          (i) If the Participant's employment with the Company terminates by reason of death or Permanent Disability prior to January 27, 1996, then on or after January 27, 1996, the portion of the Option that would otherwise have vested shall be determined in accordance with paragraph 3(a) and that portion of the Option shall, subject to the provisions of
                 Section 5 hereof, be deemed to have vested (rounded to the nearest full share)in the same proportion as the number of days that have expired





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                 between the Date of Grant to the date of death or permanent disability, as the case may be, bears to 365 days. In such event, the Option may be exercised to the extent vested by the Participant, or the Participant's estate, personal representative or beneficiary, as the case may be, within one year after the date of death or termination of employment by reason of Permanent Disability, subject to the earlier expiration of the Option as provided in Section 3(b).

                 (d) Definitions. For purposes hereof, the following terms shall have the meanings specified below:

                          (i) Termination of Employment. The employment of the Participant shall be deemed terminated if the Participant is no longer employed by the Company for any reason. The Committee shall have discretion to determine whether military or government service or an authorized leave of absence (as a result of disability or otherwise) shall constitute a termination of employment for purposes hereof.

                          (ii)      Permanent Disability.  "Permanent
                 Disability" means a physical or mental impairment rendering the Participant substantially unable to carry out his then currently assigned day-to-day functions as an employee of the Company for any period of six consecutive months. Any dispute as to whether the Participant is Permanently Disabled shall be resolved by a physician mutually acceptable to the Participant and the Company, whose decision shall be final and binding upon the Participant and the Company.

                 5.       Grant Subject to Stockholder Approval of the Plan.

                 Notwithstanding anything to the contrary herein, the grant of the Option hereunder is subject to the approval of the Plan by the stockholders of the Company in accordance with applicable law, and under no circumstances may the Option be exercised, in whole or in part, prior to the time that such approval has been obtained. If, but for the application of the preceding sentence, the Option would become exercisable in whole or in part under the terms hereof prior to the time such stockholder approval is obtained, the Option shall be exercisable to such extent starting from the day following the date on which such approval is obtained, and the period during which the Option may be exercised shall be extended for a period equal to the number of days between the date on which the Option would have become exercisable in whole or in part but for the application of the preceding sentence and the date such stockholder approval is obtained, subject to earlier expiration of the Option pursuant to Section 3(a).





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                 6.       Restrictions on Transfer; Option Exercisable Only by
Participant.

                 The Option may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA ("QDRO"). The Option shall be exercisable, during the Participant's lifetime, only by the Participant. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

                 7.       Tax Withholding.

                 The Company shall satisfy its obligation to withhold and remit Federal, state or local taxes by withholding shares of Common Stock that would otherwise be received by the Participant. The Company shall also deduct from all cash payments, if any, made pursuant to or in connection with the Option, any Federal, state or local taxes required to be withheld with respect to such payments.

                 8. No Restriction on Right to Effect Corporate Changes; No Right to Employment.

                 Neither this Agreement, nor the existence of this Option, shall affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                 In addition, neither this Agreement, the grant of the Option nor any action taken hereunder shall be deemed to limit or restrict the right of the Company to terminate the Participant's employment at any time, for any reason, with or without cause.

                 9.       Adjustment of and Changes in Shares.

                 In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, special cash dividend, or other change in corporate structure affecting the Common Stock, the Committee shall make such adjustments, if any, as





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it deems appropriate in the number and class of shares subject to, and the exercise price of, the Option. The foregoing adjustments shall be determined by the Committee in its sole discretion.

                10.       Preemption of Applicable Laws and Regulations.

                 Anything herein to the contrary notwithstanding, if, at any time specified herein for the issuance of shares of Common Stock to the Participant, any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the Participant to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken.

                 11.      Committee Decisions Final.

                 Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, or in connection with, this Agreement or the Option shall be determined by the Committee, and any such determination or any other determination by the Committee under or pursuant to this Agreement and any interpretation by the Committee of the terms hereof shall be final and binding on all persons affected thereby.

                 12.      Amendments.

                 The Committee shall have the power to alter or amend the terms of the Option as set forth herein, from time to time, in any manner consistent with the provisions of Section 10 of the Plan, and any alteration or amendment of the terms of the Option by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Option in any manner which is consistent with the Plan and approved by the Committee.

                 13.      Notice Requirements.

                 Any notice which either party hereto may be required or permitted to give to the other shall be in writing. Such notice may be delivered to the Company personally or by mail, postage prepaid, addressed as follows: The Buckle, Inc., 2407 West 24th, Kearney, Nebraska 68848-1480, or at such other address as the Company, by notice to the Participant, may designate in writing from time to time, and to the Participant at the Participant's address as shown on the records of the Company or at such other address as the Participant, by notice to the Company, may designate in writing from time to time.





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             14. Governing Law.

                 The terms and conditions stated herein are to be governed by, and construed in accordance with, the laws of the State of Nebraska.

             15. Entire Agreement; Headings.

                 This Agreement sets forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Notice.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

                                                   THE BUCKLE, INC.


                                               By:  ____________________________

                                            Title:  ____________________________


                                                    ___________________________
                                                              (Participant)





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